UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2020

The Providence Service Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Peachtree Street, Sixth Floor, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 888-5800
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	PRSC	The Nasdaq Global Select Market

☐     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

Preferred Stock Conversion Agreement

On June 8, 2020, The Providence Service Corporation (the “Company”) entered into a Preferred Stock Conversion Agreement (the “Conversion Agreement”) with Coliseum Capital Partners, L.P. and certain funds and accounts managed by Coliseum Capital Management, LLC (collectively, the “Holders”), pursuant to which, among other things, (a) the Company agreed to purchase 369,120 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”) held by the Holders in the aggregate, in exchange for (i) $209.88 in cash per share of Series A Preferred Stock, plus (ii) a cash amount equal to accrued but unpaid dividends on such shares of Series A Preferred Stock through the day prior to the Initial Conversion Closing (as defined below), and (b) the Holders will convert 369,120 shares of Series A Preferred Stock into (i) 2.5075 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) for each share of Series A Preferred Stock, plus (ii) a cash payment equal to accrued but unpaid dividends on such shares of Series A Preferred Stock through the day prior to Initial Conversion Closing, plus (iii) a cash payment of $8.82 per share of Series A Preferred Stock.  The closing of such transactions is expected to occur on June 11, 2020 (the “Initial Conversion Closing”).  As of June 5, 2020, there were 12,855,649 shares of Common Stock outstanding.  Pro forma shares of Common Stock outstanding for the Initial Conversion Closing would be 13,781,216.  The induced conversion premium to be paid by the Company to holders of the Series A Preferred Stock in the Initial Conversion Closing and the redemption (as described below) totals $7.0 million.

Lock-up Period

Pursuant to the Conversion Agreement, each Holder is subject to a lock-up prohibiting the sale or transfer of any of its shares of Common Stock until October 6, 2020 (the “Initial Lock-up Period”).  Upon the expiration of the Initial Lock-up Period, the Holders may, in the aggregate, transfer up to 448,665 shares of Common Stock (on a cumulative basis), during each of (a) the period between the end of the Initial Lock-Up Period and December 31, 2020, (b) the period between January 1, 2021 and March 31, 2021, (c) the period between April 1, 2021 and June 30, 2021, and (d) the period between July 1, 2021 and September 30, 2021.

The Holders have also agreed not to transfer or convert any of their remaining shares of Series A Preferred Stock, if as a result of such transfer the Holders would hold less than a majority of the Series A Preferred Stock remaining outstanding, until the earliest of (a) the effectiveness of the COD Amendment (described below), (b) termination of the Conversion Agreement and (c) the date that no shares of Series A Preferred Stock are held by anyone other than the Holders.  The Holders have also agreed to vote their remaining shares of Series A Preferred Stock as requested by the Board of Directors of the Company (acting through the members of the Board of Directors unaffiliated with any of the Holders), with respect to certain voting matters requiring the consent of the shares of Series A Preferred Stock, acting as a class.

Stockholder Approval

The Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement relating to a special meeting of holders of its Common Stock and Series A Preferred Stock to consider and vote upon the approval of an amendment (the “COD Amendment”) to the Certificate of Designations of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the “COD”). The COD Amendment provides for, among other things, the automatic redemption of all remaining shares of Series A Preferred Stock for an amount in cash equal to $209.88 per share of Series A Preferred Stock (plus any accrued but unpaid dividends as of the day prior to the redemption), and is conditioned upon, such stockholder approval.  The amendment would become effective and the redemption would occur no earlier than five business days after public announcement that stockholders have approved the amendment. Each Holder has agreed with the Company to vote any shares of Common Stock and Series A Preferred Stock they hold in favor of the COD Amendment.

If, prior to the effectiveness of the COD Amendment, the Company exercises its optional conversion right pursuant to Section 6(b) of the COD, the Company will, immediately prior to such conversion, repurchase the Holder’s remaining shares of Series A Preferred Stock for (i) a cash amount equal to $209.88 per preferred share plus (ii) a cash amount equal to accrued but unpaid dividends on the such preferred shares through the day prior to the conversion date.

The foregoing summary of the Conversion Agreement and the COD Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Conversion Agreement and the COD Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On June 8, 2020, the Company issued a press release announcing that it had entered into the Conversion Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Providence Service Corporation will file with the SEC a proxy statement in connection with the proposed amendment to the Company’s Certificate of Designations of Series A Preferred Stock. The proxy statement will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1275 Peachtree Street, Sixth Floor, Atlanta, Georgia, 30309 Attn: Investor Relations, by telephone at (404) 888-5800, or by going to the Company’s Investor Relations page on its corporate web site at https://www.prscholdings.com/investor-relations.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above. Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14A for the Company’s 2020 annual meeting of stockholders, which was filed with the SEC on April 30, 2020. This document can be obtained free of charge from the sources indicated above. Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary proxy statement and the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Preferred Stock Conversion Agreement, dated June 8, 2020, among The Providence Service Corporation and the other signatory parties thereto.
99.1	Press release, dated June 8, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: June 8, 2020	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel